EXHIBIT 1.01

Altra Industrial Motion Corp.
Conflict Minerals Report
For The Year Ended December 31, 2016

This is the Conflict Minerals Report of Altra Industrial Motion Corp. for calendar year 2016, in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“1934 Act”).  Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-677161 for definitions to the terms used in this Conflict Minerals Report (this “Report”), unless otherwise defined herein.

Overview

This Report has been prepared by Altra Industrial Motion Corp. (herein referred to as “Altra”, “we”, “us” or “our”).  The information in this Report includes the activities of all subsidiaries owned or controlled by Altra that are required to be consolidated for purposes of this Report.  This report covers products manufactured or contracted to be manufactured by Altra during the reporting period from January 1, 2016 to December 31, 2016 (the “Reporting Period”).

Our Products

Altra is a leading global designer, producer and marketer of a wide range of mechanical power transmission products serving customers in a diverse group of industries, including energy, general industrial, material handling, mining, transportation, and turf and garden.  Altra’s product portfolio includes industrial clutches and brakes, enclosed gear drives, open gearing, belted drives, couplings, engineered bearing assemblies, linear components, gear motors, electronic drives, and other related products.

Compliance with the Conflict Minerals Rule

Altra is fully committed to complying with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Act"), which aims to prevent the use of certain "conflict minerals" that directly or indirectly finance or benefit armed groups in the Democratic Republic of the Congo ("DRC") or adjoining countries (including Angola, Burundi, The Central African Republic, The Republic of Congo, Uganda, Rwanda, South Sudan, Tanzania, and Zambia) (the "Covered Countries").  For purposes of Rule 13-1 (the “Conflict Minerals Rule”), “conflict minerals” include: columbite-tantalite ("tantalum"), cassiterite ("tin"), wolframite ("tungsten"), and gold (collectively, “3TG”).

In accordance with the Conflict Minerals Rule, Altra undertook measures reasonably designed to (i) identify whether there are any 3TG included in, and necessary to the functionality or production

[1]	Final Rule: Conflict Minerals, Release No. 34-67716 (August 22, 2012), available at http://www.sec.gov/rules/final/2012/34-67716.pdf.

of, products manufactured by Altra or contracted by Altra to be manufactured during the Reporting Period, and if so, (ii) determine whether any of the 3TG originated in the DRC or an adjoining country, or are from recycled or scrap sources.  Altra’s processes are described in detail below.

While Altra takes compliance with the Conflict Minerals Rule very seriously, as a company engaged in the manufacture of mechanical power transmission products, Altra’s global supply chain is complex, and Altra is several levels removed from the actual mining of any potential 3TG that may be contained in its final products.  Furthermore, Altra does not purchase raw ore or unrefined 3TG, or make purchases from the Covered Countries.  Thus, it is difficult for Altra to determine the origin of any potential 3TG that may be in its final products with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other 3TG-containing derivatives.  The smelters and refiners in Altra's supply chain -- who Altra typically does not know due to being so far removed from them in the supply chain -- are in the best position to know the origin of the ores.

Reasonable Country of Origin Inquiry

In order to comply with the Conflict Minerals Rule during the Reporting Period, Altra continued to utilize its management-level Conflict Minerals compliance team, led by Altra’s General Counsel.  Each of Altra’s business units continued to utilize a site-level compliance team.  Each site-level compliance team is responsible for (i) conducting a comprehensive analysis of its products, and generating and maintaining a list of those of its products for which 3TG are necessary to their functionality or production (the “3TG Product List”) and (ii) generating and maintaining a list of suppliers that have the potential to supply components, parts or materials that contain 3TG and are incorporated into products listed on its 3TG Product List (the “3TG Supplier List”).

Each site-level compliance team, with support and guidance from the management-level compliance team, conducted a good faith reasonable country of origin inquiry (“RCOI”) on the products included on its 3TG Product List for 2016 (the “Subject Products”).  In accordance with the Conflict Minerals Rule and related guidance provided by the SEC, this good faith RCOI was reasonably designed to determine whether any of the 3TG included in the Subject Products originated in the Conflict Region and/or whether any of those 3TG may be from recycled or scrap sources.  Altra’s RCOI process involved sending to each supplier on the 3TG Supplier List a compliance package that included (a) Altra’s Policy Statement on Conflict Minerals, (b) a letter to the supplier educating the supplier on compliance with the Conflict Minerals Rule and (c) a survey regarding the presence and origin of any 3TG contained within the components, parts and materials supplied to Altra during the Reporting Period (the “Supplier Compliance Package”).  Each site-level compliance team made every reasonable effort to follow up with suppliers who did not return the survey or who did not provide a meaningful response.

Due Diligence Framework

In addition to its good faith RCOI, Altra undertook additional due diligence regarding the sources of the 3TG in the Subject Products.  Altra designed its due diligence process to conform in all material respects with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, an internationally recognized due diligence framework (the “OECD Framework”).  In accordance with the OECD Framework, during the Reporting Period Altra has maintained a Conflict Minerals compliance and due diligence program that includes (i) the establishment of strong company management systems, (ii) procedures for identifying and assessing risk in Altra’s supply chain, (iii) a strategy to respond to identified risks, and (iv) public reporting on supply chain due diligence.  The following is a summary of Altra’s efforts to comply with the OECD’s Five-Step Framework for Risk-Based Due Diligence in the Mineral Supply Chain.

1.	Company Management Systems

a.	Altra has structured internal management to support supply chain due diligence.
i.

Altra has adopted and implemented a Policy Statement on Conflict Minerals which is publicly available in the “Corporate Governance” section of Altra’s website located at: http://ir.altramotion.com/governance.cfm.

ii.

Altra has maintained a management-level Conflict Minerals compliance team, led by Altra’s General Counsel, as well as business site-level compliance teams.  The site-level compliance teams are comprised of subject matter experts from relevant functions such as purchasing, quality assurance and engineering.

iii.	Each site-level compliance team reports to the General Counsel, who briefs senior management on the compliance and due diligence efforts as necessary.
b.

Altra continues to strengthen its engagement with suppliers by communicating with and educating its suppliers as necessary with respect to the Conflict Minerals Rule and the materials contained within Altra’s Supplier Compliance Package.

c.

Altra continues to require its suppliers to support its Conflict Minerals compliance efforts through contractual methods.  For example, Altra has incorporated terms and conditions in its procurement documents which require the supplier to certify that its product is "conflict free."

d.

Altra’s Code of Business Conduct includes a mechanism for employees to escalate issues and concerns regarding any compliance matter, including issues regarding compliance with the Conflict Minerals Rule.  In addition, Altra’s Conflict Minerals site-level compliance teams routinely follow up with the management-level compliance team, including the General Counsel, to identify and escalate any identified issues associated with non-responsive or problematic responses to Altra’s RCOI survey.  Altra believes that this system is conducive to identifying and addressing risks as early as possible.

2.

Identify and Assess Risks in the Supply Chain.  Altra has continued its efforts to increase its supply chain transparency and to identify and assess risks in its supply chain. As noted above, Altra conducted a comprehensive analysis of its products in order to determine which of its products contain 3TG that are necessary to their functionality or production.  Suppliers who have the potential to supply parts, components and materials that contain 3TG and are incorporated into such of Altra’s products were included in the scope of Altra’s RCOI described above.  Altra has relied on the responses of these suppliers to provide information about the source of 3TG contained within the parts, components and materials supplied to Altra.

3.	Design and Implement a Strategy to Respond to Risks. Altra has continued to develop and execute measures to respond to identified risks. Altra's strategy includes the following:
a.

Findings of supply chain risk assessment are reported by Altra’s site-level compliance teams to Altra’s management-level compliance team, including the General Counsel, who briefs senior management as necessary.

b.

Utilizing a comprehensive supplier questionnaire and certification designed to definitively determine whether or not any 3TG in its products originated in the Conflict Region and, if so, whether the funds or proceeds from the mining operations within the Conflict Region that were the source of such 3TG have been used to finance or benefit rebel or militia groups that engage in armed conflict, extreme violence and/or systemic human rights abuses in the Conflict Region.

c.	Communicating with and educating suppliers on compliance with the Conflict Minerals Rule.
d.	Requiring suppliers to complete their RCOI and due diligence processes and certify as to the source and chain of custody of 3TG within their products.
e.

Communicating to its suppliers that they will be evaluated and reviewed on an ongoing basis for compliance with the Conflict Minerals Rule and that Altra reserves the right at any time to take appropriate actions with respect to non-compliant suppliers, up to and including discontinuing purchases from the supplier.

4.

Independent Third Party Audit of Supply Chain Due Diligence.  It is important to note that the OECD Guidance was written for both upstream and downstream companies in the supply chain.  With respect to Step 4 of the OECD Guidance, as noted above, Altra is a downstream consumer of 3TG and is many steps removed from smelters and refiners who provide minerals and ore.  Altra does not purchase raw or unrefined 3TG and does not, to the best of its knowledge, directly purchase these minerals from any of the Covered Countries.  Therefore, Altra does not perform or direct audits of smelters and refiners within its supply chain. Altra relies on industry resources, such as the Conflict Free

Smelters Initiative and other certifying bodies, to provide certifications and to influence smelters and refiners to participate in audits and achieve conflict-free certifications.

5.

Public Report on Supply Chain Due Diligence.  Altra complies with Step 5 of the OECD Guidance by making this Report and its Policy Statement on Conflict Minerals publicly available in the “Corporate Governance” section of Altra’s website located at: http://ir.altramotion.com/governance.cfm.

Results of Our RCOI and Due Diligence Processes

Altra’s efforts to collect information from suppliers included within the scope of Altra’s good faith RCOI for the Reporting Period continued into the current calendar year.  Despite Altra’s diligent efforts in repeatedly contacting non-responsive suppliers, as of the date of this filing, Altra has yet to receive responses to its RCOI survey from a number of its suppliers.  In addition, suppliers who have responded to Altra’s RCOI survey have showed varying degrees of cooperation.  Some of the challenges Altra has faced with respect to obtaining and analyzing supplier responses include the following: (i) Altra is dependent on information received from its direct suppliers, who are dependent upon information received from their lower level suppliers, to determine (x) the country of origin of 3TG contained in the components and materials supplied to Altra and (y) which specific smelters are providing the source metals that eventually become incorporated into Altra’s products; (ii) Altra has a varied supplier base with differing levels of resources and sophistication, many of whom are not themselves subject to Rule 13p-1 of the Exchange Act; (iii) some of Altra’s suppliers provided incomplete or unclear responses that required significant follow-up; (iv) some of Altra’s suppliers were unable or unwilling to specify the country of origin of, or the smelters or refiners used for, materials and components supplied to Altra; and (v) the majority of Altra’s suppliers who did identify smelters or refiners in their supply chain responded to Altra’s RCOI survey at a company or divisional level and, therefore, Altra cannot definitively determine whether (x) any of the 3TG reported by these suppliers are actually contained in the products or components supplied to us or (y) whether the identified smelters or refiners are actually in our supply chain.

1.

Facilities Used to Process the Necessary 3TG.  Altra’s RCOI survey included an effort to identify the facilities used to process the necessary 3TG in Altra’s products.  Based on the information obtained, for the Reporting Period, Altra has not received sufficient information from its suppliers or other sources to identify all of the facilities used to process the necessary 3TG used in Altra’s products.  Many of Altra’s suppliers are still unable to identify the smelters or refiners used in products and components supplied to us.  Furthermore, despite our request for product-level disclosure, the majority of our suppliers who did identify smelters or refiners in their supply chain provided a company or divisional level response, covering all of that supplier’s products sold to all of their customers.  With respect to these suppliers, we were unable to determine which of the identified smelters or refiners, if any, processed the necessary 3TG that were incorporated into our products. We have therefore elected not to present in this Report any smelter or refinery names identified by suppliers who provided a company or divisional-level response.  Attached hereto as Schedule A is a list of facilities identified by those of Altra’s suppliers who provided a product-level response, and that we believe processed necessary 3TG in certain of Altra’s products manufactured during the Reporting Period.

2.

Country of Origin of Our Necessary 3TG.  Altra’s RCOI survey included an effort to identify the country of origin of the necessary 3TG in Altra’s products.  Based on the information obtained, for the Reporting Period, Altra has not received sufficient information from its suppliers or other sources to determine the country of origin of the necessary 3TG in all of Altra’s products.  The location of the smelters listed on Schedule A is set forth next to each smelter name.

3.

Efforts to Determine Mine or Location of Origin.  Consistent with the OECD Guidance for downstream companies such as Altra, our efforts to determine the mine or location of origin of necessary 3TG with the greatest possible specificity encompassed our RCOI and due diligence measures described above, which were not conclusive. Altra’s ability to deliver products that are conflict free are dependent upon smelters adopting policies, controls and procedures that will provide reasonable confidence that their products are conflict-free.

Risk Mitigation Efforts

In the next compliance period, Altra intends to continue to make efforts to improve its RCOI and due diligence processes, in order to further mitigate any risk that the necessary 3TG in Altra's products could benefit armed groups in the Covered Countries. These efforts include:

•	Continue to leverage the activities of the OECD and relevant trade associations to identify and improve best practices for RCOI and due diligence processes;
•

Continue to educate members of our management and site-level Conflict Minerals compliance teams as well as other employees who are involved with 3TG on both the supplier and customer sides of Altra’s business;

•	Continue to engage with suppliers to improve the accuracy and completeness of the information provided to Altra about Altra’s supply chain;
•	Continue to move towards purchasing only from suppliers who are sourcing from certified, conflict-free smelters; and
•

Continue to compare the list of smelters identified as a result of Altra’s RCOI and due diligence processes to the evolving list of smelters who have been designated as “conflict free” through independent “conflict free” smelter validation programs.

In order to improve the transparency throughout its supply chain, Altra will routinely (i) monitor these risk mitigation efforts, (ii) report to senior management on the effectiveness of these efforts and (iii) make any adjustments to this strategy as may be necessary from time to time.

Independent Audit

In accordance with the Conflict Minerals Rule and related SEC guidance, an independent private sector audit of this Report is not required.

SCHEDULE A

The following smelters have been identified by Altra’s suppliers as having processed necessary 3TG in certain of Altra’s products manufactured during the Reporting Period:

Smelter Name	Country	CFSI Smelter ID	Metal
Avon Specialty Metals Ltd.	U.K.	CID002705	Tantalum
Changsha South Tantalum Niobium Co., Ltd.	China	CID000211	Tantalum
Conghua Tantalum and Niobium Smeltry	China	CID000291	Tantalum
D Block Metals, LLC	U.S.	CID002504	Tantalum
Duoluoshan	China	CID000410	Tantalum
E.S.R. Electronics	U.S.	CID002590	Tantalum
Exotech Inc.	U.S.	CID000456	Tantalum
F&X Electro-Materials Ltd.	China	CID000460	Tantalum
FIR Metals & Resource Ltd.	China	CID002505	Tantalum
Global Advanced Metals Aizu	Japan	CID002558	Tantalum
Global Advanced Metals Boyertown	U.S.	CID002557	Tantalum
Guangdong Zhiyuan New Material Co.	China	CID000616	Tantalum
Guizhou Zhenhua Xinyun Technology	China	CID002501	Tantalum
H.C. Starck Co., Ltd.	Thailand	CID002544	Tantalum
H.C. Starck GmbH Goslar	Germany	CID002545	Tantalum
H.C. Starck GmbH Laufenburg	Germany	CID002546	Tantalum
H.C. Starck Group	Germany	CID000654	Tantalum
H.C. Starck Hermsdorg GmbH	Germany	CID002547	Tantalum
H.C. Starck Inc.	U.S.	CID002548	Tantalum
H.C. Starck Ltd.	Japan	CID002549	Tantalum
Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492	Tantalum
Hi-Temp	U.S.	CID000731	Tantalum
Hi-Temp Specialty Metals, Inc.	U.S.	CID000731	Tantalum
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512	Tantalum
Jiangxi Tuohong New Raw Material	China	CID002842	Tantalum
JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914	Tantalum
Jiujiang Tanbre Co., Ltd.	China	CID000917	Tantalum
Jiujiang Zhongao Tantalum & Nobium Co., Ltd.	China	CID002506	Tantalum
KEMET Blue Metals	Mexico	CID002539	Tantalum
Kemet Blue Powder	U.S.	CID000963	Tantalum
King-Tan Tantalum Industry Ltd.	China	CID000973	Tantalum
LSM Brasil S.A.	Brazil	CID001076	Tantalum
Metallurgical Products India Pvt.., Ltd.	India	CID001163	Tantalum
Mineracão Taboca S.A.	Brazil	CID001175	Tantalum
Mitsui Mining & Smelting	Japan	CID001192	Tantalum
Molycorp Silmet A.S.	Estonia	CID001200	Tantalum
Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277	Tantalum
Plansee SE Liezen	Austria	CID002540	Tantalum

Smelter Name	Country	CFSI Smelter ID	Metal
Plansee SE Reutte	Austria	CID002556	Tantalum
QuantumClean	U.S.	CID001508	Tantalum
Resind Industria e Comercio Ltda.	Brazil	CID002707	Tantalum
RFH	China	CID001522	Tantalum
RFH Tantalum Smeltry Co., Ltd.	China	CID001522	Tantalum
Solikamsk Magnesium Works OAO	Russia	CID001769	Tantalum
Solikamsk Metal Works	Russia	CID001769	Tantalum
Taki Chemicals	Japan	CID001869	Tantalum
Tantalite Resources	S. Africa	CID001879	Tantalum
Telex Metals	U.S.	CID001891	Tantalum
Tranzact, Inc.	U.S.	CID002571	Tantalum
Ulba	Kazakhstan	CID001969	Tantalum
Ulba Mettalurgical Plant JSC	Kazakhstan	CID001969	Tantalum
XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508	Tantalum
Yichun Jin Yang Rare Metal Co., Ltd.	China	CID002307	Tantalum
Zhuzhou Cemented Carbide	China	CID002232	Tantalum
Alpha	U.S.	CID000292	Tin
An Thai Minerals Company Limited	Vietnam	CID002825	Tin
An Vinh Joint Stock Mineral Processing Company	Vietnam	CID002703	Tin
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228	Tin
China Tin Group Co., Ltd.	China	CID001070	Tin
CNMC (Guangxi) PGMA Co., Ltd.	China	CID000278	Tin
Cookson	U.S.	C2USA001	Tin
Cooper Santa	Brazil	CID00295	Tin
Cooperativa Metalurgica de Rondonia Ltda.	Brazil	CID000295	Tin
CV Ayi Jaya	Indonesia	CID002570	Tin
CV Dua Sekawan	Indonesia	CID002592	Tin
CV Gita Pesona	Indonesia	CID000306	Tin
CV Serumpun Sebalai	Indonesia	CID000313	Tin
CV Tiga Sekawan	Indonesia	CID002593	Tin
CV United Smelting	Indonesia	CID000315	Tin
CV Venus Inti Perkasa	Indonesia	CID002455	Tin
Dowa	Japan	CID000402	Tin
Electro-Mechanical Facility of the Cao Bang Minerals & Mettalurgy	Vietnam	CID002572	Tin
Elmet S.L.U. (Metallo Group)	Spain	CID002774	Tin
EM Vinto	Bolivia	CID000438	Tin
Estanho de Rondonia S.A.	Brazil	CID000448	Tin
Feinhutte Halsbrucke GmbH	Germany	CID000466	Tin
Fenix Metals	Poland	CID000468	Tin
Gejiu Fengming Metalurgy Chemical Plant	China	CID002848	Tin
Gejiu Kai Meng Industry and Trade LLC	China	CID000942	Tin
Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538	Tin
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908	Tin
Gejiu Zi-Li	China	CID000555	Tin

Smelter Name	Country	CFSI Smelter ID	Metal
Gejiu Zili Mining and Metallurgy Co., Ltd.	China	CID000555	Tin
Guanyang Guida Nonferrous Metal Smelting Plant	China	CID002849	Tin
HuiChang Hill Tin Industry Co., Ltd.	China	CID002844	Tin
HuiChang Jinshunda Tin Co., Ltd.	China	CID000760	Tin
Jiangxi Ketai Advanced Material Co., Ltd.	China	CID000244	Tin
Linwu Xianggui Smelter Co.	China	CID001063	Tin
Magnu’s Minerals Metais e Ligas Ltda.	Brazil	CID002468	Tin
Malaysia Smelting Corporation (MSC)	Malaysia	CID001105	Tin
Melt Metais e Ligas S/A	Brazil	CID002500	Tin
Metahub Industries Sdn. Bhd.	Malaysia	CID001136	Tin
Metallic Resources, Inc.	U.S.	CID001142	Tin
Metallo Chimique	Belgium	CID001143	Tin
Mineracão Taboca S.A.	Brazil	CID001173	Tin
Minmetals Ganzhou Tin Co. Ltd.	China	CID001179	Tin
Minsur	Peru	CID001182	Tin
Mitsubishi Materials Corporation	Japan	CID001191	Tin
Nankang Nanshan Tin Manufactory Co., Ltd.	China	CID001231	Tin
Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam	CID002573	Tin
Novosibirsk Integrated Tin Works	Russia	CID001305	Tin
O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314	Tin
O.M. Manufacturing Philippines, Inc.	Philippines	CID002517	Tin
Operaciones Metalurgical S.A.	Bolivia	CID001337	Tin
PT Alam Lestari Kencana	Indonesia	CID001393	Tin
PT Aries Kencana Sejahtera	Indonesia	CID000309	Tin
PT Artha Cipta Langgeng	Indonesia	CID001399	Tin
PT ATD Makmur Mandiri Jaya	Indonesia	CID002503	Tin
PT Babel Inti Perkasa	Indonesia	CID001402	Tin
PT Bangka Kudai Tin	Indonesia	CID001409	Tin
PT Bangka Prima Tin	Indonesia	CID002776	Tin
PT Bangka Timah Utama Sejahtera	Indonesia	CID001416	Tin
PT Bangka Putra Karya	Indonesia	CID001412	Tin
PT Belitung Industri Sejahtera	Indonesia	CID001421	Tin
PT BilliTin Makmur Lestari	Indonesia	CID001424	Tin
PT Bukit Timah	Indonesia	CID001428	Tin
PT Cipta Persada Mulia	Indonesia	CID002696	Tin
PT DS Jaya Abadi	Indonesia	CID001434	Tin
PT Eunindo Usaha Mandiri	Indonesia	CID001438	Tin
PT Fang Di MulTindo	Indonesia	CID 001442	Tin
PT Inti Stania Prima	Indonesia	CID002530	Tin
PT Justindo	Indonesia	CID000307	Tin
PT Karimun Mining	Indonesia	CID001448	Tin
PT Kijang Jaya Mandiri	Indonesia	CID002829	Tin
PT Mitra Stania Prima	Indonesia	CID001453	Tin
PT Panca Mega Persada	Indonesia	CID001457	Tin
PT Pelat Timah Nusantara Tbk	Indonesia	CID001486	Tin
PT Prima Timah Utama	Indonesia	CID001458	Tin

Smelter Name	Country	CFSI Smelter ID	Metal
PT Refined Bangka Tin	Indonesia	CID001460	Tin
PT Sariwiguna Binasentosa	Indonesia	CID001463	Tin
PT Seirama Tin Investment	Indonesia	CID001466	Tin
PT Stanindo Inti Perkasa	Indonesia	CID001468	Tin
PT Suskes Inti Makmur	Indonesia	CID002816	Tin
PT Sumber Jaya Indah	Indonesia	CID001471	Tin
PT Tambang Timah	Indonesia	CID001477	Tin
PT Timah (Persero) Tbk Kundur	Indonesia	CID001477	Tin
PT Timah (Persero) Tbk Mentok	Indonesia	CID001482	Tin
PT Tinindo Inter Nusa	Indonesia	CID001490	Tin
PT Tirus Putra Mandiri	Indonesia	CID002478	Tin
PT Tommy Utama	Indonesia	CID001493	Tin
PT Wahana Perkit Jaya	Indonesia	CID002479	Tin
Resind Industria e Comercio Ltda.	Brazil	CID002706	Tin
Rui Da Hung	Taiwan	CID001539	Tin
Soft Metals Ltda.	Brazil	CID001758	Tin
Thaisarco	Thailand	CID001898	Tin
Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam	CID002574	Tin
VQB Mineral and Trading Group JSC	Vietnam	CID002015	Tin
White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036	Tin
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158	Tin
Yunnan Tin Group (Holding) Company Limited	China	CID002180	Tin
A.L.M.T. Tungsten Corp.	Japan	CID000004	Tungsten
ACL Metals Eireli	Brazil	CID002833	Tungsten
Asia Tungsten Products Vietnam Ltd.	Vietnam	CID002502	Tungsten
Chenzhou Diamond Tungsten Products Co., Ltd.	China	CID002513	Tungsten
Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258	Tungsten
Dayu Jincheng Tungsten Industry Co., Ltd.	China	CID002518	Tungsten
Dayu Weiliang Tungsten Co., Ltd.	China	CID000345	Tungsten
Fujian Jinxin Tungsten Co., Ltd.	China	CID000499	Tungsten
Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875	Tungsten
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315	Tungsten
Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China	CID000868	Tungsten
Jiangzi Rare Earth & Rare Metals Tungsten	China	CID000868	Tungsten
Ganxian Shirui New Material Co., Ltd.	China	CID002531	Tungsten
Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494	Tungsten
Ganzhou Yatai Tungsten Co., Ltd.	China	CID002536	Tungsten
Global Tungsten & Powders Corp.	U.S.	CID000568	Tungsten
Guandong Xianglu Tungsten Co., Ltd.	China	CID000218	Tungsten

Smelter Name	Country	CFSI Smelter ID	Metal
H.C. Starck GmbH	Germany	CID002541	Tungsten
H.C. Starck Smelting GmbH & Co.	Germany	CID002542	Tungsten
HC Starck GmbH	Germany	CID000683	Tungsten
Hunan Chenzhou Mining Co., Ltd.	China	CID000766	Tungsten
Hunan Chuangda Vanadium Tungsten Co., Ltd.	China	CID002578	Tungsten
Hunan Chuangda Vanadium Tungsten Group Corporation	China	CID002579	Tungsten
Hunan Chunchang Nonferrous Metals Co., Ltd.	China	CID000769	Tungsten
Hydrometallurg, JSC	Russia	CID002649	Tungsten
Japan New Metals Co., Ltd.	Japan	CID000825	Tungsten
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551	Tungsten
Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China	CID002647	Tungsten
Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321	Tungsten
Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China	CID002313	Tungsten
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318	Tungsten
Jiangxi Tungsten Co. Ltd.	China	CID000875	Tungsten
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317	Tungsten
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China	CID002535	Tungsten
Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316	Tungsten
Kennametal Fallon	U.S.	CID000966	Tungsten
Kennametal Huntsville	U.S.	CID000105	Tungsten
Malipo Haiyu Tungsten Co., Ltd.	China	CID002319	Tungsten
Moliren Ltd.	Russia	CID002845	Tungsten
Niagara Refining LLC	U.S.	CID002589	Tungsten
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam	CID002543	Tungsten
Philippine Chuangin Industrial Co., Ltd.	Philippines	CID002827	Tungsten
Podebit, JSC	Russia	CID002532	Tungsten
Sanher Tungsten Vietnam Co., Ltd.	Vietnam	CID002538	Tungsten
South-East Nonferrous Metal Company Limited of Hengyang City	China	CID002815	Tungsten
Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam	CID001889	Tungsten
Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam	CID002011	Tungsten
Wolfram Bergbau und Hutten AG	Austria	CID002044	Tungsten
Wolfram Company CJSC	Russia	CID002047	Tungsten
Woltech Korea Co, Ltd.	Korea	CID002843	Tungsten
Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320	Tungsten
Xiamen Tungsten Co., Ltd.	China	CID002082	Tungsten
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	CID002830	Tungsten
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	CID002095	Tungsten
Advanced Chemical Company	U.S.	CID000015	Gold
Aida Chemical Industries Co., Ltd.	Japan	CID000019	Gold

Smelter Name	Country	CFSI Smelter ID	Metal
Al Etihad Gold Refinery DMCC	UAE	CID002560	Gold
Aligemeine Gold-und Silberscheideanstalt A.G.	Germany	CID000035	Gold
Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041	Gold
AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058	Gold
Argor-Heraeus SA	Switzerland	CID000077	Gold
Asahi Pretec Corporation	Japan	CID000082	Gold
Asahi Refining Canada Limited	Canada	CID000924	Gold
Asahi Refining USA Inc.	U.S.	CID000920	Gold
Asaka Riken Co., Ltd.	Japan	CID000090	Gold
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103	Gold
Aurubis AG	Germany	CID000113	Gold
Bangko Sentral ng Pilipinas	Philippines	CID000128	Gold
Boliden AB	Sweden	CID000157	Gold
C. Hafner GmbH & Co. KG	Germany	CID000176	Gold
Caridad	Mexico	CID000180	Gold
CCR Refinery – Glencore Canada Corporation	Canada	CID000185	Gold
Cendres & Metaux SA	Switzerland	CID000189	Gold
Chimet S.p.A.	Italy	CID000233	Gold
Chugai Mining	Japan	CID000264	Gold
Daejin Indus Co., Ltd.	Korea	CID000328	Gold
Daye Non-Ferrous Metals Mining Ltd.	China	CID000343	Gold
DODUCO GmbH	Germany	CID000362	Gold
Dowa	Japan	CID000401	Gold
DSC (Do Sung Corporation)	Korea	CID000359	Gold
Eco-System Recycling Co., Ltd.	Japan	CID000425	Gold
Elemental Refining, LLC	U.S.	CID001322	Gold
Emirates Gold DMCC	UAE	CID00261	Gold
Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515	Gold
Gansu Seemine Material Hi-Tech Co., Ltd.	China	CID000522	Gold
Geib Refining Corporation	U.S.	CID002459	Gold
Great Wall Precious Metals Co., Ltd.	China	CID001909	Gold
Guangdong Jinding Gold Limited	China	CID002312	Gold
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651	Gold
Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671	Gold
Heimerle & Meule GmbH	Germany	CID000694	Gold
Heraeus Ltd. Hong Kong	Hong Kong	CID000707	Gold
Heraeus Precious Metals GmbH & Co.	Germany	CID000711	Gold
Hunan Chenzhou Mining Co., Ltd.	China	CID000767	Gold
Hwasung CJ Co., Ltd.	Korea	CID000778	Gold
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801	Gold
Ishifuku Metal Industry Co., Ltd.	Japan	CID000807	Gold
Istanbul Gold Refinery	Turkey	CID000814	Gold
Japan Mint	Japan	CID000823	Gold

Smelter Name	Country	CFSI Smelter ID	Metal
Jiangxi Copper Company Limited	China	CID000855	Gold
Johnson Matthey Inc.	U.S.	CID000920	Gold
Johnson Matthey Ltd.	Canada	CID000924	Gold
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russia	CID000927	Gold
JSC Uralelectromed	Russia	CID000929	Gold
JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937	Gold
Kaloti Precious Metals	UAE	CID002563	Gold
Kazakhmys Smelting LLC	Kazakhstan	CID000956	Gold
Kazzinc	Kazakhstan	CID000957	Gold
Kennecott Utah Copper LLC	U.S.	CID000969	Gold
KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511	Gold
Kojima Chemicals Co., Ltd.	Japan	CID000981	Gold
Korea Zinc Co. Ltd.	Korea	CID002605	Gold
Krgyzaltyn JSC	Kyrgyzstan	CID001029	Gold
L’azurde Company For Jewelry	Saudi Arabia	CID001032	Gold
Lingbao Gold Company Limited	China	CID001056	Gold
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058	Gold
LS-NIKKO Copper Inc.	Korea	CID0001078	Gold
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093	Gold
Materion	U.S.	CID001113	Gold
Matsuda Sangyo Co., Ltd.	Japan	CID001119	Gold
Metalurgica Met-Mex Penoles, S.A. de C.V.	Mexico	CID001161	Gold
Metalor Technologies (Hong Kong) Ltd.	China	CID001149	Gold
Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152	Gold
Metalor Technologies (Suzhou) Ltd.	China	CID001147	Gold
Metalor Technologies SA	Switzerland	CID001153	Gold
Metalor USA Refining Corporation	U.S.	CID001157	Gold
Mitsubishi Materials Corporation	Japan	CID001188	Gold
Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193	Gold
MMTC-PAMP India Pvt., Ltd.	India	CID002509	Gold
Morris and Watson	New Zealand	CID002282	Gold
Moscow Special Alloys Processing Plant	Russia	CID001204	Gold
Nadir Metal Farineri San. Ve Tic. A.S.	Turkey	CID001220	Gold
Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236	Gold
Nihon Material Co., Ltd.	Japan	CID001259	Gold
Ogussa Osterreichische Gold – und Silber-Scheideanstalt GmbH	Austria	CID002779	Gold
Ohio Precious Metals, LLD	U.S.	CID001322	Gold
Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325	Gold
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russia	CID001326	Gold

Smelter Name	Country	CFSI Smelter ID	Metal
OJSC Novosibirsk Refinery	Russia	CID000493	Gold
PAMP SA	Switzerland	CID001352	Gold
Penglai Penggant Gold Industry Co., Ltd.	China	CID001362	Gold
Prioksky Plant of Non-Ferrous Metals	Russia	CID001386	Gold
PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397	Gold
PX Precinox SA	Switzerland	CID001498	Gold
Rand Refinery (Pty) Ltd.	S. Africa	CID001512	Gold
Republic Metals Corporation	U.S.	CID002510	Gold
Royal Canadian Mint	Canada	CID001534	Gold
Sabin Metal Corp.	U.S.	CID001546	Gold
Samduck Precious Metals	Korea	CID001555	Gold
SAMWON Metals Corp.	Korea	CID001562	Gold
SAXONIA Edelmetalle GmbH	Germany	CID002777	Gold
Schone Edelmetaal B.V.	Netherlands	CID001573	Gold
SEMPSA Joyeria Plateria SA	Spain	CID001585	Gold
Shandong Tianchen Biological Gold Industrial Co., Ltd.	China	CID001619	Gold
Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736	Gold
Singway Technology Co., Ltd.	Taiwan	CID002516	Gold
Aktyubinsk Copper Company	Kazakhstan	CID000028	Gold
Bauer Walser AG	Germany	CID000141	Gold
Faggi Enrico S.p.A.	Italy	CID002355	Gold
Korea Metal Co., Ltd.	Korea	CID000988	Gold
Metahub Industries Sdn. Bhd.	Malaysia	CID002821	Gold
OJSC Kolyma Refinery	Russia	CID001328	Gold
Shandong Zhaojin Gold & Silver Refinery Co.	China	CID001622	Gold
So Accurate Group, Inc.	U.S.	CID001754	Gold
SOE Shyolkovsky Factory of Secondary Precious Metals	Russia	CID001756	Gold
Solar Applied Materials Technology Corp.	Taiwan	CID001761	Gold
Sudan Gold Refinery	Sudan	CID002567	Gold
Sumitomo Metal Mining Co., Ltd.	Japan	CID001798	Gold
SAAMP	France	CID002761	Gold
T.C.A. S.p.A.	Italy	CID002580	Gold
Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875	Gold
The Refinery of Shandong Gold Mining Co., Ltd.	China	CID001916	Gold
Tokuriki Honten Co., Ltd.	Japan	CID001938	Gold
Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947	Gold
Tony Goetz NV	Belgium	CID002587	Gold
Torecom	Korea	CID001955	Gold
Umicore Brasil Ltda.	Brazil	CID001977	Gold
Umicore Precious Metals Thailand	Thailand	CID002314	Gold
Umicore SA Business Unit Precious Metals Refining	Belgium	CID001980	Gold
United Precious Metal Refining, Inc.	U.S.	CID001993	Gold
Valcambi S.A.	Switzerland	CID002003	Gold

Smelter Name	Country	CFSI Smelter ID	Metal
Western Australia Mint trading as The Perth Mint	Australia	CID002030	Gold
WIELAND Edelmetalle GmbH	Germany	CID002778	Gold
Yamamoto Precious Metal Co., Ltd.	Japan	CID002100	Gold
Yokohama Metal Co., Ltd.	Japan	CID002129	Gold
Yunnan Copper Industry Co., Ltd.	China	CID000197	Gold
Zhongyuan Gold Smelter of Zhongjin Gold Corp.	China	CID002224	Gold
Zijin Mining Group Co. Ltd.	China	CID002129	Gold
Zijin Mining Group Co., Ltd. Gold Refinery	China	CID002243	Gold